UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 20, 2009

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 20, 2009, the Board of Directors of The Home Depot, Inc. (the “Company”) approved amendments to the Company’s By-Laws. The amendments revise Article I (Section 7) and Article IV (Section 1) and are effective as of August 20, 2009.

Article I (Section 7) outlines the Company’s director resignation policy in the event of a director’s failure to receive a majority of votes cast in an uncontested election. Article I (Section 7) was amended to require a director who fails to receive a majority of votes cast in an uncontested election to promptly tender his or her resignation to the Board of Directors for consideration. Article I (Section 7) previously required such a director to offer to tender his or her resignation to the Board of Directors.

Article IV (Section 1), which outlines generally the Company’s director and officer resignation, removal and vacancy policy, was amended to conform to the amendments in Article I (Section 7) as described above.

The above description is qualified in its entirety by reference to the full text of the By-Laws of the Company (As Amended and Restated Effective August 20, 2009), attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description
3.1	By-Laws of The Home Depot, Inc. (As Amended and Restated Effective August 20, 2009)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Jack A. VanWoerkom
Name:	Jack A. VanWoerkom
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: August 26, 2009

EXHIBIT INDEX

Exhibit	Description
3.1	By-Laws of The Home Depot, Inc. (As Amended and Restated Effective August 20, 2009)

5